                                                                    EXHIBIT 99.4

                                    [FORM OF]

                      AGREEMENT AND PLAN OF REORGANIZATION
                                     BETWEEN
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                      WITH RESPECT TO ITS AMERICAN CENTURY
                            NEW OPPORTUNITIES II FUND
                                       AND
                                KOPP FUNDS, INC.
                  WITH RESPECT TO ITS KOPP EMERGING GROWTH FUND

     THIS AGREEMENT AND PLAN OF  REORGANIZATION  (the "Agreement") is made as of this [__] day of [_____________],  by and between AMERICAN CENTURY MUTUAL FUNDS,
INC., a Maryland corporation,  with its principal place of business at 4500 Main
Street,  Kansas City,  Missouri  64111-0141 (the "Maryland  Corporation"),  with respect to its American Century New Opportunities II Fund (the "Acquiring Fund")
and KOPP FUNDS,  INC.,  a Minnesota  corporation,  with its  principal  place of business at 7701 France Avenue South,  Suite 500,  Edina,  Minnesota  55435 (the
"Minnesota  Corporation"),  with  respect to its Kopp  Emerging  Growth  Fund, a series of the Minnesota  Corporation (the "Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").

                                    RECITALS

     This   Agreement  is  intended  to  be,  and  is  adopted  as,  a  plan  of reorganization  within the meaning of Section 368 of the United States  Internal
Revenue  Code of 1986,  as amended  (the  "Code") and the  Treasury  Regulations promulgated thereunder.  The reorganization will consist of: (i) the transfer of all of the assets of the Acquired  Fund in exchange for Class A Shares,  Class C
Shares and Investor  Shares,  par value $0.01 per share,  of the Acquiring  Fund
("Acquiring  Fund Shares");  and (ii) the  distribution of Class A Shares of the
Acquiring  Fund to the  holders  of Class A Shares  of the  Acquired  Fund,  the distribution  of Class C Shares of the Acquiring  Fund to the holders of Class C
Shares  of the  Acquired  Fund,  the  distribution  of  Investor  Shares  of the
Acquiring  Fund to the holders of Class I Shares of the Acquired  Fund,  and the liquidation  of the  Acquired  Fund as provided  herein,  all upon the terms and conditions set forth in this Agreement (the "Reorganization").

     WHEREAS,   the  Acquired  Fund  is  a  separate  series  of  the  Minnesota
Corporation,   the  Acquiring  Fund  is  a  separate   series  of  the  Maryland
Corporation,  and the Maryland  Corporation  and the Minnesota  Corporation  are
open-end,  registered management investment companies and the Acquired Fund owns securities  that  generally  are assets of the  character in which the Acquiring
Fund is permitted to invest;

     WHEREAS,  each of the Acquiring Fund and the Acquired Fund is authorized to issue its respective shares;

     WHEREAS, the Directors of the Maryland Corporation have determined that the
Reorganization,  with respect to the Acquiring Fund, is in the best interests of the

Acquiring  Fund and that  the  interests  of the  existing  shareholders  of the
Acquiring Fund will not be diluted as a result of the Reorganization; and

     WHEREAS,  the Directors of the Minnesota  Corporation  have determined that the Reorganization,  with respect to the Acquired Fund, is in the best interests of the Acquired Fund and that the interests of the existing  shareholders of the
Acquired Fund will not be diluted as a result of the Reorganization.

                                   AGREEMENT

     NOW,  THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter  set forth,  the parties  hereto  covenant  and agree as follows:

                                   ARTICLE I

             TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR
           ACQUIRING FUND SHARES AND LIQUIDATION OF THE ACQUIRED FUND

     1.1 THE EXCHANGE.  Subject to the terms and conditions contained herein and on the  basis  of the  representations  and  warranties  contained  herein,  the
Acquired  Fund agrees to transfer  all of its assets,  as set forth in paragraph
1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees to deliver to the  Acquired  Fund the number of full and  fractional  Acquiring  Fund  Shares, determined by dividing the assets of the Acquired  Fund,  computed in the manner and as of the time and date set forth in  paragraph  2.1 by the net asset  value per share of the Acquiring Fund Shares computed in the manner and as of the time and date set forth in paragraph  2.2.  Holders of Class A Shares of the Acquired
Fund will  receive  Class A Shares of the  Acquiring  Fund,  holders  of Class C
Shares of the Acquired Fund will receive  Class C Shares of the  Acquiring  Fund and holders of Class I Shares of the Acquired Fund will receive  Investor Shares of the Acquiring Fund. Such transactions  shall take place at the closing on the
Closing Date provided for in paragraph 3.1.

     1.2 ASSETS TO BE ACQUIRED.  The assets of the Acquired  Fund to be acquired by the  Acquiring  Fund shall  consist of  property  having a value equal to the total net assets of the Acquired  Fund,  including,  without  limitation,  cash,
securities,   commodities,  interests  in  futures  and  dividends  or  interest receivable,  owned by the  Acquired  Fund and any  deferred or prepaid  expenses shown as an asset on the books of the Acquired Fund on the Closing Date.

     The  Acquired  Fund has provided  the  Acquiring  Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such  statements.  The Acquired Fund hereby  represents that as of the date of the  execution  of this  Agreement,  there  have  been no changes in its  financial  position as  reflected in such  financial  statements other  than as the  result of changes  in the  market  values of  securities  or otherwise  occurring in the ordinary  course of business in connection  with the purchase and sale of  securities,  the issuance and  redemption of

Acquired Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.

     1.3  LIABILITIES TO BE DISCHARGED.  The Acquired Fund will discharge all of its liabilities  and  obligations  prior to the Closing Date. The Acquiring Fund will not  assume any  liabilities  of any kind  whatsoever,  whether or not such liability  is accrued or fixed,  known or  unknown,  absolute or  contingent  or determined or determinable or when due or become due, of the Acquired Fund.

     1.4 LIQUIDATION AND  DISTRIBUTION.  On or as soon after the Closing Date as is conveniently  practicable:  (a) the Acquired Fund will distribute in complete liquidation  of the  Acquired  Fund,  pro rata to its  shareholders  of  record, determined as of the close of business on the Closing Date (the  "Acquired  Fund
Shareholders"),  all of the Acquiring Fund Shares  received by the Acquired Fund pursuant to paragraph 1.1; and (b) the Acquired Fund will  thereupon  proceed to dissolve and  terminate as set forth in paragraph 1.8 below.  Such  distribution will be  accomplished  by the transfer of Acquiring Fund Shares  credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share  records of the  Acquiring  Fund in the name of the  Acquired  Fund
Shareholders,  and representing the respective pro rata number of Acquiring Fund
Shares due such shareholders.  All issued and outstanding shares of the Acquired
Fund (the "Acquired Fund Shares") will  simultaneously  be canceled on the books
of  the  Acquired  Fund.  The  Acquiring  Fund  shall  not  issue   certificates
representing  Acquiring Fund Shares in connection with such transfer.  After the
Closing  Date,  the  Acquired  Fund shall not  conduct  any  business  except in connection with its termination.

     1.5 OWNERSHIP OF SHARES.  Ownership of Acquiring  Fund Shares will be shown on the books of the Acquiring Fund's transfer agent.  Acquiring Fund Shares will be issued  simultaneously  to the Acquired  Fund, in an amount equal in value to the aggregate net asset value of the Acquired Fund Shares,  to be distributed to
Acquired Fund Shareholders.

     1.6  TRANSFER  TAXES.  Any  transfer  taxes  payable  upon the  issuance of
Acquiring Fund Shares in a name other than the registered holder of the Acquired
Fund  Shares  on the books of the  Acquired  Fund as of that  time  shall,  as a condition  of such  issuance  and  transfer,  be paid by the person to whom such
Acquiring Fund Shares are to be issued and transferred.

     1.7 REPORTING RESPONSIBILITY.  Any reporting responsibility of the Acquired
Fund is and shall remain the responsibility of the Acquired Fund.

     1.8 TERMINATION.  The Acquired Fund shall be terminated  promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4.

     1.9  BOOKS  AND  RECORDS.  All  books and  records  of the  Acquired  Fund, including all books and records  required to be maintained  under the Investment
Company Act of 1940, as amended (the "1940 Act"),  and the rules and regulations thereunder,  shall be available to the Acquiring Fund from and after the Closing
Date and  shall

                                        3

be  turned  over to the  Acquiring  Fund as soon as  practicable  following  the
Closing Date.

                                   ARTICLE II

                                    VALUATION

     2.1  VALUATION  OF ASSETS.  The value of the Acquired  Fund's  assets to be acquired by the Acquiring  Fund  hereunder  shall be the value of such assets at the closing on the Closing Date, using the valuation procedures set forth in the
Acquiring Fund's Articles of Incorporation, Bylaws and the Acquiring Fund's then current prospectus and statement of additional information.

     2.2  VALUATION OF SHARES.  The net asset value per share of Acquiring  Fund
Shares  shall be the net asset  value per share  computed  at the closing on the
Closing Date,  using the valuation  procedures set forth in the Acquiring Fund's
Articles  of  Incorporation,  Bylaws  and  the  Acquiring  Fund's  then  current prospectus and statement of additional information.

     2.3 SHARES TO BE ISSUED.  The number of the  Acquiring  Fund's shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined as set forth in paragraph 1.1.

     2.4  DETERMINATION  OF VALUE.  All  computations  of value shall be made by
American Century  Investment  Management,  Inc., on behalf of the Acquiring Fund and the Acquired Fund.

                                  ARTICLE III

                            CLOSING AND CLOSING DATE

     3.1 CLOSING DATE. The closing shall occur on or about February 23, 2007, or such other date(s) as the parties may agree to in writing (the "Closing  Date").
All acts taking place at the closing shall be deemed to take place at 4:00 p.m.,
Eastern Time, on the Closing Date unless otherwise  provided herein. The closing shall be held at the offices of American Century Investments,  4500 Main Street,
Kansas  City,  Missouri  64111-0141,  or at such other time and/or  place as the parties may agree.

     3.2 CUSTODIAN'S CERTIFICATE. The Acquired Fund shall cause U.S. Bank, N.A., as custodian for the Acquired Fund (the "Custodian"),  to deliver at the Closing a certificate of an authorized  officer  stating that:  (a) the Acquired  Fund's portfolio  securities,  cash, and any other assets have been delivered in proper form to the  Acquiring  Fund on the Closing Date;  and (b) all  necessary  taxes including all applicable  federal and state stock transfer stamps, if any, shall have been paid, or provision  for payment  shall have been made, in  conjunction with the delivery of portfolio securities by the Acquired Fund.

     3.3 EFFECT OF  SUSPENSION  IN TRADING.  In the event that on the  scheduled
Closing  Date,  either:  (a) the New York  Stock  Exchange  ("NYSE")  or another primary exchange on which the portfolio  securities of the Acquiring Fund or the
Acquired  Fund are  purchased or sold,  shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring  Fund or the Acquired Fund is  impracticable, the Closing Date shall be postponed  until the first  business day after the day when trading is fully resumed and reporting is restored.

     3.4  TRANSFER  AGENT'S  CERTIFICATE.  The  Acquired  Fund shall  cause U.S.
Bancorp Fund  Services,  LLC, as transfer  agent for the Acquired Fund as of the
Closing Date, to deliver at the Closing a certificate  of an authorized  officer stating  that its records  contain  the names and  addresses  of  Acquired  Fund
Shareholders,  and the number and  percentage  ownership of  outstanding  shares owned by each such shareholder  immediately prior to the Closing.  The Acquiring
Fund shall  issue and  deliver or cause  American  Century  Services,  LLC,  its transfer  agent, to issue and deliver a confirmation  evidencing  Acquiring Fund
Shares to be credited  on the Closing  Date to the  Secretary  of the  Minnesota
Corporation  or provide  evidence  satisfactory  to the  Acquired  Fund that the
Acquiring  Fund Shares have been credited to the Acquired  Fund's account on the books of the  Acquiring  Fund.  At the Closing,  each party shall deliver to the other such bills of sale, checks,  assignments,  share  certificates,  receipts, officer's  certificates,  transfer agent certificates,  custodian  certificates, opinions,  and other certificates and documents,  if any, as such other party or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1  REPRESENTATIONS  OF THE ACQUIRED FUND. The Minnesota  Corporation,  on
behalf of the Acquired Fund, represents and warrants to the Maryland Corporation as follows:

     a)   The  Acquired  Fund is a  legally  designated,  separate  series  of a corporation  duly  organized,  validly  existing and in good  standing under the laws of Minnesota.

     b)   The Minnesota  Corporation  is  registered  as an open-end  management investment company under the 1940 Act, and the Minnesota Corporation's
          registration   with  the  Securities  and  Exchange   Commission  (the
          "Commission")  as an investment  company under the 1940 Act is in full force and effect.

     c)   The current prospectus and statement of additional  information of the
          Acquired  Fund  conform in all  material  respects  to the  applicable requirements  of the  Securities  Act of 1933,  as amended  (the "1933
          Act"), and the 1940 Act, and the rules and regulations thereunder, and do not  include  any untrue  statement  of a material  fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     d)   The Acquired Fund is not, and the execution, delivery, and performance of this Agreement  (subject to shareholder  approval) will not, result in the  violation  of any  provision  of the  Minnesota  Corporation's
          Articles of  Incorporation  or By-Laws or of any  material  agreement, indenture,  instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.

     e)   The  Acquired  Fund has no  material  contracts  or other  commitments
          (other than this  Agreement) that will be terminated with liability to it before the  Closing  Date,  except for  liabilities,  if any, to be discharged as provided in paragraph 1.3 hereof.

     f)   No  litigation,  administrative  proceeding,  or  investigation  of or before any court or governmental  body is presently  pending or to its
          knowledge   threatened  against  the  Acquired  Fund  or  any  of  its properties or assets, which, if adversely determined, would materially and  adversely  affect its  financial  condition,  the  conduct of its business,  or the  ability  of the  Acquired  Fund  to  carry  out the transactions  contemplated by this Agreement.  The Acquired Fund knows of no facts  that  might  form the basis for the  institution  of such proceedings  and is not a party to or subject to the provisions of any order,  decree,  or  judgment of any court or  governmental  body that materially  and  adversely  affects  its  business  or its  ability to consummate the transactions contemplated herein.

     g)   The  financial  statements  of the Acquired  Fund as of September  30,
          2005,  and for the  fiscal  year then  ended,  have been  prepared  in accordance with generally accepted accounting principles,  and audited
          by   PricewaterhouseCoopers   LLP,   independent   registered   public
          accountants,  and such statements (copies of which have been furnished to the  Acquiring  Fund) fairly and  accurately  reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent  liabilities  of the Acquired Fund as of such date that are not disclosed in such statements.

     h)   The  unaudited  financial  statements of the Acquired Fund as of March
          31,  2006,  and for the six months then ended,  have been  prepared in accordance with generally  accepted  accounting  principles,  and such statements (copies of which have been furnished to the Acquiring Fund)
          fairly and accurately reflect the financial  condition of the Acquired
          Fund as of such date, and there are no known contingent liabilities of the  Acquired  Fund as of such  date  that are not  disclosed  in such statements.

     i)   Since the date of the financial statements referred to in subparagraph
          (h) above, there have been no material adverse changes in the Acquired
          Fund's  financial  condition,  assets,  liabilities or business (other than changes  occurring in the ordinary  course of  business),  or any incurrence by the Acquired Fund of indebtedness maturing more than one
          year  from  the  date  such  indebtedness  was  incurred,   except  as
          identified  and disclosed by the Acquired Fund on SCHEDULE

          4.1 to this Agreement.  For the purposes of this  subparagraph  (i), a decline in the net asset value of the  Acquired  Fund in and of itself shall not constitute a material adverse change.

     j)   All federal and other tax  returns  and reports of the  Acquired  Fund required by law to be filed,  have been timely and  accurately  filed, and all federal and other taxes shown due on such  returns and reports have been paid,  or  provision  shall  have been made for the  payment thereof. To the best of the Acquired Fund's knowledge,  no such return is currently  under audit,  and no  assessment  has been asserted with respect to such returns.

     k)   All issued and  outstanding  Acquired Fund Shares are duly and validly issued and outstanding,  fully paid and non-assessable by the Acquired
          Fund. All of the issued and outstanding  Acquired Fund Shares will, at the  time of the  Closing  Date,  be held  by the  persons  and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in paragraph  3.4. The  Acquired  Fund has no  outstanding options, warrants, or other rights to subscribe for or purchase any of
          the  Acquired  Fund  Shares,   and  has  no   outstanding   securities
          convertible into any of the Acquired Fund Shares.

     l)   At the Closing Date,  the Acquired Fund will have good and  marketable title to the Acquired Fund's assets to be transferred to the Acquiring
          Fund pursuant to paragraph 1.2, and full right,  power,  and authority to sell, assign, transfer, and deliver such assets hereunder,  free of any lien or other  encumbrance,  except those liens or encumbrances to which the Acquiring Fund has received  notice,  and, upon delivery and payment for such assets, and the filing of any articles,  certificates or other  documents  under the laws of Minnesota,  the Acquiring  Fund will acquire good and marketable title,  subject to no restrictions on the full  transfer of such  assets,  other than such  restrictions  as might arise  under the 1933 Act,  and other than as  disclosed  to and accepted by the Acquiring Fund.

     m)   The  execution,  delivery and  performance of this Agreement have been duly  authorized by all  necessary  action on the part of the Acquired
          Fund and its Board of  Directors.  Subject to approval by the Acquired
          Fund  Shareholders,  this  Agreement  constitutes  a valid and binding obligation of the Acquired Fund,  enforceable  in accordance  with its
          terms,   subject  as  to  enforcement,   to  bankruptcy,   insolvency,
          reorganization,  moratorium,  and other laws  relating to or affecting creditors' rights and to general equity principles.

     n)   The  information  to be  furnished  by the  Acquired  Fund  for use in no-action letters,  applications for orders,  registration statements, proxy  materials,  and  other  documents  that  may  be  necessary  in connection with the transactions  contemplated  herein shall comply in all  material  respects  with  federal  securities  and other laws and regulations  and will not contain any untrue  statement  of a material fact  or omit to  state a  material  fact  required  to be  stated  or necessary to make the statements,  in light of the circumstances under which such statements were made, not misleading.

     o)   The  Acquired  Fund has  elected to  qualify  and has  qualified  as a
          "regulated  investment  company"  under the Code (a "RIC"),  as of and since its  first  taxable  year;  has been a RIC under the Code at all times since the end of its first  taxable  year when it so  qualified;
          and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.

     p)   No governmental  consents,  approvals,  authorizations  or filings are required under the 1933 Act, the  Securities  Exchange Act of 1934, as
          amended  (the  "1934  Act"),  the  1940 Act or  Minnesota  law for the
          execution of this Agreement by the Minnesota  Corporation,  for itself and on behalf of the Acquired Fund,  except for the  effectiveness  of the  Registration  Statement  (as defined in paragraph  5.7),  and the filing of any articles,  certificates  or other  documents that may be required  under  Minnesota  law,  and except for such other  consents, approvals,  authorizations  and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required  subsequent to the Closing Date, it being  understood, however, that this Agreement and the transactions  contemplated herein must be approved by the shareholders of the Acquired Fund as described in paragraph 5.2.

     4.2  REPRESENTATIONS  OF THE ACQUIRING  FUND.  The Maryland  Corporation on
behalf  of  the  Acquiring  Fund   represents  and  warrants  to  the  Minnesota
Corporation as follows:

     a)   The  Acquiring  Fund is a  legally  designated,  separate  series of a corporation  duly  organized,  validly  existing and in good  standing under the laws of Maryland.

     b)   The  Maryland  Corporation  is  registered  as an open-end  management investment company under the 1940 Act, and the Maryland  Corporation's registration  with the  Commission as an investment  company under the
          1940 Act is in full force and effect.

     c)   The current prospectus and statement of additional  information of the
          Acquiring  Fund  conform in all  material  respects to the  applicable requirements  of the 1933  Act and the 1940  Act,  and the  rules  and regulations  thereunder,  and do not include any untrue statement of a material fact or omit to state any material fact required to be stated
          or  necessary  to  make  such  statements  therein,  in  light  of the circumstances under which they were made, not misleading.

     d)   The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not,  result in a violation of any provision of the Maryland  Corporation's Articles of Incorporation or By-Laws or of
          any material agreement,  indenture,  instrument,  contract,  lease, or other  undertaking  to which the Acquiring Fund is a party or by which it is bound.

     e)   No  litigation,  administrative  proceeding,  or  investigation  of or before any court or governmental  body is presently  pending or to its knowledge  threatened  against  the  Acquiring  Fund  or  any  of  its properties or assets, which, if adversely determined,

          would  materially and adversely  affect its financial  condition,  the conduct of its business, or the ability of the Acquiring Fund to carry out the  transactions  contemplated by this  Agreement.  The Acquiring
          Fund knows of no facts  that might form the basis for the  institution of  such  proceedings  and  it is not a  party  to or  subject  to the provisions  of  any  order,  decree,  or  judgment  of  any  court  or governmental  body that materially and adversely  affects its business or its ability to consummate the transaction contemplated herein.

     f)   The financial statements of the Acquiring Fund as of October 31, 2005, and for the fiscal year then ended,  have been  prepared in accordance with generally accepted accounting principles, and audited by Deloitte
          & Touche LLP,  independent  registered  public  accountants,  and such statements  (copies of which have been furnished to the Acquired Fund)
          fairly and accurately reflect the financial condition of the Acquiring
          Fund as of such date, and there are no known contingent liabilities of the  Acquiring  Fund as of such  date that are not  disclosed  in such statements.

     g)   The unaudited  financial  statements of the Acquiring Fund as of April
          30,  2006,  and for the six months then ended,  have been  prepared in accordance with generally  accepted  accounting  principles,  and such statements  (copies of which have been furnished to the Acquired Fund)
          fairly and accurately reflect the financial condition of the Acquiring
          Fund as of such date, and there are no known contingent liabilities of the  Acquiring  Fund as of such  date that are not  disclosed  in such statements.

     h)   Since the date of the financial statements referred to in subparagraph
          (g)  above,  there  have  been  no  material  adverse  changes  in the
          Acquiring Fund's financial condition,  assets, liabilities or business
          (other than changes occurring in the ordinary course of business),  or any  incurrence by the Acquiring  Fund of  indebtedness  maturing more than one year from the date such indebtedness was incurred,  except as identified and disclosed by the Acquiring Fund on SCHEDULE 4.2 to this
          Agreement. For the purposes of this subparagraph (h), a decline in the net  asset  value of the  Acquiring  Fund in and of  itself  shall not constitute a material adverse change.

     i)   All federal and other tax  returns and reports of the  Acquiring  Fund required by law to be filed, have been timely and accurately filed and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for their payment. To the best of the Acquiring  Fund's  knowledge,  no such return is currently under audit,  and no assessment has been asserted with respect to such returns.

     j)   All issued and outstanding  Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring
          Fund.  The Acquiring  Fund has no outstanding  options,  warrants,  or other rights to subscribe for or purchase any  Acquiring  Fund Shares, and has no outstanding  securities convertible into any Acquiring Fund
          Shares.

     k)   The  execution,  delivery and  performance of this Agreement have been duly  authorized by all necessary  action on the part of the Acquiring
          Fund and its Board of  Directors,  and this  Agreement  constitutes  a valid and binding  obligation of the Acquiring  Fund,  enforceable  in accordance with its terms,  subject as to enforcement,  to bankruptcy, insolvency, reorganization,  moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

     l)   Acquiring  Fund Shares to be issued and delivered to the Acquired Fund for the  account of the  Acquired  Fund  Shareholders  pursuant to the terms of this  Agreement  will,  at the Closing  Date,  have been duly authorized. When so issued and delivered, such shares will be duly and validly  issued  Acquiring  Fund  Shares,  and will be fully  paid and non-assessable.

     m)   The  information  to be  furnished  by the  Acquiring  Fund for use in no-action letters,  applications for orders,  registration statements, proxy  materials,  and  other  documents  that  may  be  necessary  in connection with the transactions  contemplated  herein shall comply in all  material  respects  with  federal  securities  and other laws and regulations  and will not contain any untrue  statement  of a material fact  or omit to  state a  material  fact  required  to be  stated  or necessary to make the statements,  in light of the circumstances under which such statements were made, not misleading.

     n)   The  Acquiring  Fund has elected to qualify and has qualified as a RIC under the Code, as of and since its first taxable year; has been a RIC under the Code at all times  since the end of its first  taxable  year when it so qualified; and qualifies and shall continue to qualify as a
          RIC under the Code for its current taxable year.

     o)   No governmental  consents,  approvals,  authorizations  or filings are required  under the 1933 Act,  the 1934 Act,  the 1940 Act or Maryland law for the execution of this  Agreement by the Maryland  Corporation, for  itself,  and  behalf  of  the  Acquiring  Fund,  except  for  the effectiveness of the  Registration  Statement (as defined in paragraph
          5.7), and the filing of any articles,  certificates or other documents that may be required  under  Maryland  law,  and except for such other consents,  approvals,  authorizations and filings as have been made or received, and except for such consents, approvals,  authorizations and filings as may be required subsequent to the Closing Date.

     p)   The Acquiring Fund agrees to use all reasonable  efforts to obtain the approvals and  authorizations  required by the 1933 Act, the 1940 Act, and any state blue sky or securities  laws as it may deem  appropriate in order to continue its operations after the Closing Date.

                                       10

                                   ARTICLE V

              COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

     5.1 OPERATION IN ORDINARY COURSE.  The Acquiring Fund and the Acquired Fund
will each operate its  respective  business in the ordinary  course  between the date of this  Agreement  and the Closing  Date,  it being  understood  that such ordinary  course of business will include  customary  dividends and  shareholder purchases and redemptions.

     5.2 APPROVAL OF SHAREHOLDERS. The Minnesota Corporation will call a special meeting  of the  Acquired  Fund  Shareholders  to  consider  and act  upon  this
Agreement and to take all other appropriate  action necessary to obtain approval of the transactions contemplated herein.

     5.3  INVESTMENT  REPRESENTATION.  The  Acquired  Fund  covenants  that  the
Acquiring  Fund  Shares to be issued  pursuant to this  Agreement  are not being acquired for the purpose of making any  distribution,  other than in  connection with the Reorganization and in accordance with the terms of this Agreement.

     5.4  ADDITIONAL  INFORMATION.  The Acquired  Fund will assist the Acquiring
Fund in obtaining such  information as the Acquiring  Fund  reasonably  requests concerning the beneficial ownership of the Acquired Fund's shares.

     5.5  FURTHER  ACTION.  Subject to the  provisions  of this  Agreement,  the
Acquiring  Fund and the Acquired  Fund will each take or cause to be taken,  all action, and do or cause to be done, all things reasonably  necessary,  proper or advisable to consummate and make effective the transactions contemplated by this
Agreement, including any actions required to be taken after the Closing Date.

     5.6 STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable,  but in any case  within  sixty days after the Closing  Date,  the  Acquired  Fund shall furnish the Acquiring  Fund, in such form as is reasonably  satisfactory  to the
Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code,  and which will be certified by the Minnesota
Corporation's Treasurer.

     5.7 PREPARATION OF REGISTRATION STATEMENT AND SCHEDULE 14A PROXY STATEMENT.
The Maryland Corporation will review and file with the Commission a registration statement  on Form N-14  relating to the  Acquiring  Fund Shares to be issued to
shareholders  of  the  Acquired  Fund  (the   "Registration   Statement").   The
Registration  Statement  shall include a proxy statement and a prospectus of the
Acquiring Fund relating to the transaction  contemplated by this Agreement.  The
Registration  Statement  shall be in compliance  with the 1933 Act, the 1934 Act and the 1940 Act, as  applicable.  Each party will  provide the other party with the materials and information  necessary to prepare the  Registration  Statement
(the "Proxy

                                       11

Materials"),  for  inclusion  therein,  in  connection  with the  meeting of the
Acquired Fund  Shareholders  to consider the approval of this  Agreement and the transactions contemplated herein.

     5.8  DISTRIBUTIONS.  On or before the Closing Date, the Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such  dividends,  shall have the effect of  distributing  to the  Acquired  Fund
Shareholders  all of the  Acquired  Fund's  investment  company  taxable  income
(computed  without regard to any deduction for dividends paid), if any, plus the excess,  if any, of its  interest  income  excludible  from gross  income  under
Section 103(a) of the Code over its deductions disallowed under Sections 265 and
171(a)(2)  of the Code for all taxable  periods or years ending on or before the
Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry  forward),  if any, in all taxable periods or years ending on or before the Closing Date.

     5.9 TAX  RETURNS.  The  Acquiring  Fund  and the  Acquired  Fund  agree  to cooperate  with each other after the  Closing in filing any tax return,  amended return or claim for refund,  determining  a liability  for taxes or a right to a refund of taxes or  participating in or conducting any audit or other proceeding in respect of taxes.

     5.10  CONFIRMATION  OF TAX BASIS.  The Acquired  Fund shall  deliver to the
Acquiring Fund on the Closing Date  confirmations or other adequate  evidence as to the tax  basis and  holding  period of each of the  Assets  delivered  to the
Acquiring Fund hereunder.

                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

     The  obligations  of the  Acquired  Fund  to  consummate  the  transactions provided for herein shall be subject, at its election, to the performance by the
Acquiring  Fund of all the  obligations  to be performed by the  Acquiring  Fund pursuant  to this  Agreement,  on or before the Closing  Date and, in  addition, subject to the following conditions:

     6.1 All  representations,  covenants,  and warranties of the Acquiring Fund contained in this Agreement  shall be true and correct in all material  respects as of the date hereof and as of the Closing Date, with the same force and effect as if  made  on and as of the  Closing  Date.  The  Acquiring  Fund  shall  have delivered to the Acquired  Fund on such Closing Date a  certificate  executed in the  Acquiring  Fund's  name by the  Maryland  Corporation's  President  or Vice
President  and its  Treasurer  or  Assistant  Treasurer,  in form and  substance satisfactory  to the  Acquired  Fund and dated as of the Closing  Date,  to such effect  and as to such  other  matters as the  Acquired  Fund  shall  reasonably request.

                                       12

                                  ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

     The  obligations  of the  Acquiring  Fund to  consummate  the  transactions provided for herein shall be subject, at its election, to the performance by the
Acquired  Fund of all the  obligations  to be  performed  by the  Acquired  Fund pursuant  to this  Agreement,  on or before the Closing  Date and, in  addition, shall be subject to the following conditions:

     7.1 All  representations,  covenants,  and  warranties of the Acquired Fund contained in this Agreement  shall be true and correct in all material  respects as of the date hereof and as of the Closing Date, with the same force and effect as if made  on and as of  such  Closing  Date.  The  Acquired  Fund  shall  have delivered to the Acquiring  Fund on such Closing Date a certificate  executed in the  Acquired  Fund's  name by the  Minnesota  Corporation's  President  or Vice
President  and its  Treasurer  or  Assistant  Treasurer,  in form and  substance satisfactory  to the  Acquiring  Fund and dated as of such Closing Date, to such effect  and as to such  other  matters as the  Acquiring  Fund shall  reasonably request.

     7.2  The  Acquired  Fund  shall  have  delivered  to the  Acquiring  Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the  Acquired  Fund's  portfolio  securities  showing  the  tax  costs  of  such securities by lot and the holding periods of such securities,  as of the Closing
Date, certified by the Treasurer of the Minnesota Corporation.

     7.3 The  reorganization  involving the American  Century Equity Growth Fund and the Kopp Total  Quality  Management  Fund shall  have been  approved  by the shareholders of the Kopp Total Quality Management Fund.

                                  ARTICLE VIII

               FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                        ACQUIRING FUND AND ACQUIRED FUND

     If any of the  conditions  set forth  below do not  exist on or before  the
Closing Date with respect to the Acquired Fund or the Acquiring  Fund, the other party to this Agreement shall, at its option,  not be required to consummate the transactions contemplated by this Agreement:

     8.1 This Agreement and the transactions  contemplated  herein, with respect to the Acquired  Fund,  shall have been  approved by the  requisite  vote of the
Board of  Directors  and the  Acquired  Fund  Shareholders  in  accordance  with applicable  law and the  provisions of the Minnesota  Corporation's  Articles of
Incorporation and By-Laws.  Certified copies of the resolutions  evidencing such approval  shall  have been  delivered  to the  Acquiring  Fund.  Notwithstanding anything  herein to the contrary,  neither the

                                       13

Acquiring  Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1.

     8.2  On  the  Closing  Date,  the  Commission  shall  not  have  issued  an unfavorable  report  under  Section  25(b) of the 1940 Act,  or  instituted  any proceeding  seeking to enjoin the consummation of the transactions  contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore,  no action, suit or other  proceeding  shall be  threatened  or pending  before any court or governmental  agency in which it is sought to  restrain or  prohibit,  or obtain damages or other relief in connection  with this  Agreement or the  transactions contemplated herein.

     8.3 All required consents of other parties and all other consents,  orders, and permits of federal,  state and local regulatory authorities (including those of the Commission and of state securities  authorities,  including any necessary
"no-action"   positions  and  exemptive  orders  from  such  federal  and  state authorities) to permit  consummation  of the  transactions  contemplated  herein shall have been  obtained,  except  where  failure  to obtain any such  consent, order,  or permit would not involve a risk of a material  adverse  effect on the assets or properties of the Acquiring Fund or the Acquired  Fund,  provided that either party hereto may waive any such conditions for itself.

     8.4 The  Registration  Statement shall have become effective under the 1933
Act, and no stop orders  suspending  the  effectiveness  thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or  proceeding  for that  purpose  shall  have been  instituted  or be  pending, threatened or contemplated under the 1933 Act.

     8.5  The  parties  shall  have  received  an  opinion  of  Reed  Smith  LLP substantially to the effect that for federal income tax purposes:

     a)   The transfer of all of the  Acquired  Fund's  assets to the  Acquiring
          Fund solely in exchange  for  Acquiring  Fund Shares  (followed by the
          distribution   of  Acquiring   Fund  Shares  to  the   Acquired   Fund
          Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization"  within the meaning of Section 368(a) of the Code,  and the Acquiring Fund and the Acquired Fund will each be a
          "party to a  reorganization"  within the meaning of Section  368(b) of the Code.

     b)   No gain or loss  will be  recognized  by the  Acquiring  Fund upon the receipt of the assets of the  Acquired  Fund  solely in  exchange  for
          Acquiring Fund Shares.

     c)   No gain or loss  will be  recognized  by the  Acquired  Fund  upon the transfer of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares or upon the  distribution  (whether actual or  constructive)  of  Acquiring  Fund Shares to Acquired  Fund
          Shareholders in exchange for their Acquired Fund Shares.

     d)   No gain or loss will be recognized  by any Acquired  Fund  Shareholder upon the  exchange  of its  Acquired  Fund Shares for  Acquiring  Fund
          Shares.

                                       14

     e)   The aggregate tax basis of the Acquiring Fund Shares  received by each
          Acquired Fund Shareholder  pursuant to the Reorganization  will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately  prior to the  Reorganization.  The holding  period of the
          Acquiring Fund Shares received by each Acquired Fund  Shareholder will include the period  during  which the Acquired  Fund Shares  exchanged therefor  were held by such  shareholder,  provided the Acquired  Fund
          Shares are held as capital assets at the time of the Reorganization.

     f)   The tax basis of the Acquired  Fund's assets acquired by the Acquiring
          Fund will be the same as the tax basis of such assets to the  Acquired
          Fund immediately  prior to the  Reorganization.  The holding period of the assets of the  Acquired  Fund in the hands of the  Acquiring  Fund will  include the period  during  which those  assets were held by the
          Acquired Fund.

          Such  opinion  shall  be  based  on  customary  assumptions  and  such representations  Reed  Smith  LLP  may  reasonably  request,  and  the
          Acquired  Fund and Acquiring  Fund will  cooperate to make and certify the accuracy of such representations.  The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder
          with  respect  to any  asset  as to which  unrealized  gain or loss is required to be recognized  for federal  income tax purposes at the end of a taxable year (or on the termination or transfer  thereof) under a mark-to-market system of accounting.  Notwithstanding  anything herein to the contrary,  neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.

                                   ARTICLE IX

                                    EXPENSES

     As soon  as  practical  after  the  Closing,  American  Century  Investment
Management, Inc., as adviser to the Acquiring Fund and Kopp Investment Advisors,
LLC,  as adviser  to the  Acquired  Fund,  or their  affiliates,  shall each pay one-half of all  expenses  associated  with the  Acquiring  Fund's and  Acquired
Fund's  participation  in the  Reorganization  (provided,  that American Century
Management,  Inc. and Kopp Investment  Advisors,  LLC shall share reasonable and necessary expenses associated with the Reorganization,  together with reasonable and necessary expenses associated with the reorganization involving the American
Century Equity Growth Fund and the Kopp Total Quality Management Fund, in excess of  $630,000  in the  aggregate  subject to mutual  agreement),  and,  except as provided  in the  following  proviso,  in no event shall the  Acquiring  Fund or
Acquired Fund bear such  expenses;  provided,  however,  that the Acquiring Fund shall bear expenses  associated with the  qualification of Acquiring Fund Shares for  sale  in the  various  states.  Reorganization  expenses  include,  without limitation: (a) expenses associated with the preparation and filing of the Proxy
Materials;  (b) postage;  (c)  printing;  (d)  accounting  fees;  (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction;  and (g) other
related   administrative  or

                                       15

operational  costs.  American  Century  Investment  Management,  Inc.  and  Kopp
Investment  Advisors,  LLC  have  entered  into a  Transaction  Agreement  dated
September  13, 2006 in which they agreed,  in Section 6.3  thereof,  to pay such expenses as contemplated in this Article IX. The Acquiring Fund and the Acquired
Fund are third party beneficiaries to Section 6.3 of that Transaction Agreement.

                                   ARTICLE X

                    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     10.1 The Maryland  Corporation,  on behalf of the Acquiring  Fund,  and the
Minnesota Corporation,  on behalf of the Acquired Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein,  and that this Agreement  constitutes the entire agreement between the parties.

     10.2 Except as specified in the next  sentence set forth in this  paragraph
10.2, the representations, warranties, and covenants contained in this Agreement or in any document  delivered  pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions  contemplated  hereunder.
The  covenants to be performed  after the Closing Date shall  continue in effect beyond the consummation of the transactions contemplated hereunder.

                                   ARTICLE XI

                                   TERMINATION

     This  Agreement may be  terminated by the mutual  agreement of the Maryland
Corporation  and the  Minnesota  Corporation.  In addition,  either the Maryland
Corporation  or the  Minnesota  Corporation  may at its  option  terminate  this
Agreement at or before the Closing Date due to:

     a)   a breach by the other of any  representation,  warranty,  or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;

     b)   a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

     c)   a determination by a party's Board of Directors, as appropriate,  that the consummation of the transactions contemplated herein is not in the
          best   interest  of  the   Minnesota   Corporation   or  the  Maryland
          Corporation, respectively, and notice given to the other party hereto.

     In the event of any such  termination,  in the absence of willful  default, there shall be no liability for damages on the part of the Acquiring  Fund,  the
Maryland  Corporation,  the Acquired Fund, the Minnesota  Corporation,  or their respective  directors  or  officers,  to the  other  party or its  directors  or officers.

                                       16

                                  ARTICLE XII

                                   AMENDMENTS

     This Agreement may be amended,  modified, or supplemented in such manner as may be  mutually  agreed  upon  in  writing  by the  officers  of the  Minnesota
Corporation  and the Maryland  Corporation as  specifically  authorized by their respective Board of Directors;  provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to paragraph
5.2 of this  Agreement,  no such  amendment  may have the effect of changing the provisions for  determining  the number of Acquiring Fund Shares to be issued to the Acquired  Fund  Shareholders  under this  Agreement to the detriment of such shareholders without their further approval.

                                  ARTICLE XIII

               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                             LIMITATION OF LIABILITY

     13.1 The Article and paragraph headings contained in this Agreement are for reference  purposes  only  and  shall  not  affect  in any  way the  meaning  or interpretation of this Agreement.

     13.2 This Agreement may be executed in any number of counterparts,  each of which shall be deemed an original.

     13.3 This Agreement  shall be governed by and construed in accordance  with the laws of the State of Missouri,  without regard to the conflict of laws rules of that or any other jurisdiction.

     13.4 This  Agreement  shall bind and inure to the  benefit  of the  parties hereto and their respective  successors and assigns,  but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder  shall be made by any party  without the written  consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person,  firm,  or  corporation,  other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                                       17

     IN WITNESS WHEREOF,  the parties have duly executed this Agreement,  all as of the date first written above.

                                     KOPP FUNDS, INC.
                                     on behalf of its portfolio,
                                     KOPP EMERGING GROWTH FUND

                                     ----------------------------------------
                                     John P. Flakne, Secretary

                                     AMERICAN CENTURY MUTUAL FUNDS, INC.
                                     on behalf of its portfolio,
                                     AMERICAN CENTURY NEW OPPORTUNITIES II FUND

                                     ----------------------------------------
                                     David H. Reinmiller, Vice President

                                       18

                                  SCHEDULE 4.1

None

                                       19